EXHIBIT 23

                            CONSENT OF ERNST & YOUNG








                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-3 No.33-65772) pertaining to the Halliburton Company offer to sell debt securities from time to time in the aggregate amount not to exceed $500,000,000, of our report dated 8 March 1995, included in the Annual Report(Form 10-K) of Halliburton Company for the year ended 31 December 1994.



                                               ERNST & YOUNG
                                               Chartered Accountants

London, England
21 March 1995